Exhibit 2 to
                Offering Memorandum and Disclosure Statement

                           Financial Projections





                                          ZiLOG, INC.
                        PRO FORMA ESTIMATED CONSOLIDATED BALANCE SHEET
                                        March 31, 2001
                                          (Unaudited)

                                                                  Reorganization
                                                                    Adjustments
                                           ------------------------------------------------------------
                                             Estimated                                     Pro Forma
                                           Pre-confirmation                                Reorganized
                                           Balance Sheet   Debt Discharge   Fresh-Start   Balance Sheet
                                           --------------  --------------   -----------   -------------
($ in 000s)
ASSETS
Current Assets:
  Cash And Cash Equivalents                    $14,440              $0              $0        $14,440
  Restricted Cash                                3,000               -               -          3,000
  Accounts Receivable, Net                      16,523               -               -         16,523
  Inventories                                   17,000               -               -         17,000
  Prepaid Expenses And Other Current             3,906               -               -          3,906
                                           --------------  --------------   -----------   -------------
Assets
   Total Current Assets                         54,869               -               -         54,869

Property, Plant & Equipment                     73,115               -         (54,558) (a)    18,557
Debt Issuance Costs                              3,945          (3,945)              -              -
Goodwill, Net                                    1,748               -          (1,748)             -
Reorganization Goodwill                              -               -          79,336         79,336
Intellectual Property                                0               -               -              0
Other Assets                                       935               -               -            935
                                           --------------  --------------   -----------   -------------
  Total Assets                                $134,613         ($3,945)        $23,031        153,698
                                           ==============  ==============   ===========   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable                             $12,500              $0              $0        $12,500
  Accrued Compensation                           8,064               -               -          8,064
  Accrued Interest                              28,882         (28,882)              -              -
  Dividends Payable                             17,998         (17,998)              -              -
  Deferred Income                                6,611               -               -          6,611
  Other Accrued Liabilities                      9,397               -               -          9,397
                                           --------------  --------------   -----------   -------------
   Total Current Liabilities                    83,452         (46,880)              -         36,572

Income Taxes Payable                            14,182               -               -         14,182
Other Non-Current Liabilities                      144               -               -            144
Working Capital Facility                        12,800               -               -         12,800
Senior Notes                                   280,000        (280,000)              -              -
                                           --------------  --------------   -----------   -------------
     Total Liabilities                         390,578        (326,880)              -         63,698

13.5% Preferred Stock                           25,000         (25,000)              -              -
Common Shareholders Equity                    (280,965)        347,935          23,031         90,000
                                           --------------  --------------   -----------   -------------
    Total Stockholders' Equity                (255,965)        322,935          23,031         90,000

    Total Liabilities and Stockholders' Equity 134,613         ($3,945)        $23,031        153,698
                                           ==============  ==============   ===========   =============



(a) Represents the write-off of MOD III

                The accompanying notes are an integral part of the Projected Financial Information.





                                                        ZiLOG, INC.
                                         PROJECTED CONSOLIDATED BALANCE SHEETS
                                                        (Unaudited)

                                            --------------------------------------------------------------------------------
                                               Estimated                        Pro Forma Reorganized ZiLOG
                                            Pre-Confirmation  --------------------------------------------------------------
                                             March 31, 2002    March 31,    December 31,      December 31,      December 31,
                                                                 2002           2002              2003              2004
                                            ---------------   ------------  ------------     -------------     -------------
($ in 000's)
ASSETS
Current Assets:
     Cash and Equivalents                        $14,440           $14,440      $19,552          $35,635           $43,116
     Restricted Cash                              $3,000            $3,000       $2,000                -                 -
     Accounts Receivable, net                     16,523            16,523       17,646           17,425            19,178
     Inventories                                  17,000            17,000       18,000           18,721            19,918
     Prepaid Expenses and Other Current Assets     3,906             3,906        3,906            3,906             3,906
                                            ---------------   ------------  ------------     -------------     -------------

         Total Current Assets                     54,869            54,869       61,105           75,688            86,119

Property, Plant & Equipment                       73,115            18,557       16,018           15,903            19,473
Debt Issuance Costs                                                      -            -                -                 -
Goodwill, net                                      3,945                 -            -                -                 -
Reorganization Goodwill                            1,748            79,336       79,336           79,336            79,336
Intellectual Property                                  -                 0            -                -                 -
Other Assets                                         891               935        1,610            1,610             1,610
                                            ---------------   ------------  ------------     -------------     -------------
         Total Assets                           $134,613          $153,698     $158,069         $172,537          $186,538

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts Payable                             12,500            12,500       14,000           15,561            15,492
     Accrued Compensation                          8,064             8,064        5,761            6,500             6,500
     Accrued Interest                             28,882                 -           53               60                60
     Dividends Payable                            17,998                 -            -                -                 -
     Deferred Income                               6,611             6,611        6,969            7,294             7,027
     Other Accrued Liabilities                     9,397             9,397        4,500            4,750             4,750
                                            ---------------   ------------  ------------     -------------     -------------
         Total Current Liabilities                83,452            36,572       31,283           34,165            33,829

Income Taxes Payable                              14,182            14,182       14,182           14,182            14,182
Other Non-Current Liabilities                        144               144          144              144               144
Working Capital Facility                          12,800            12,800       12,800           12,800            12,800
Senior Notes                                     280,000                              -                -                 -
                                            ---------------   ------------  ------------     -------------     -------------
     Total Liabilities                           390,578            63,698       58,409           61,291            60,955

13.5% Preferred Stock                             25,000                 -            -                -                 -
Common Shareholders' Equity                     (280,965)           90,000       99,661          111,246           125,583
                                            ---------------   ------------  ------------     -------------     -------------
     Total Stockholders' Equity                 (255,965)           90,000       99,661          111,246           125,583

     Total Liabilities and Stockholders' Equity $134,613          $153,698     $158,069         $172,537          $186,538
                                            ===============   ============  ============     =============     =============


                The accompanying notes are an integral part of the Projected Financial Information.






                                                           ZiLOG, INC.
                                            PROJECTED CONSOLIDATED INCOME STATEMENTS
                                                           (Unaudited)


                                            -------------------                       --------------------------------------
                                                Estimated            Pro Forma             Pro Forma Reorganized ZiLOG
                                            ------------------   Nine Months Ended       Fiscal Year Ended December 31,
                                            Three Months Ended
                                            ------------------- --------------------- ------------------- ------------------
                                              March 31, 2002     December 31, 2002           2003               2004
($ in 000s)

Revenue                                          $37,000              $118,000            $159,000            $175,000
Cost of Goods Sold                               (23,800)              (66,339)            (87,315)            (95,880)
                                            ------------------- --------------------- ------------------- ------------------
     Gross Profit                                 13,200                51,661              71,685              79,120

     Gross Profit % of Revenue                        35.7%                 43.8%               45.1%               45.2%

Research and Development                          (5,750)              (15,600)            (22,000)            (22,000)
Sales and Marketing                               (6,400)              (15,900)            (21,000)            (21,000)
General, Administrative and Other                 (3,150)               (8,850)            (12,300)            (13,050)
Amortization of Restricted Stock                       0                (1,266)             (1,688)             (1,688)
Restructuring Costs                               (8,400)                 (900)             (1,000)                  0
                                            ------------------- --------------------- ------------------- ------------------
     Earnings Before Interest and Taxes          (10,500)                9,145              13,698              21,383

Interest Expense                                  (7,100)                 (750)               (500)               (300)
                                            ------------------- --------------------- ------------------- ------------------
     Earnings Before Taxes                       (17,600)                8,395              13,198              21,083

Provision For Income Taxes                             -                     -              (3,299)             (8,433)
                                            ------------------- --------------------- ------------------- ------------------
     Net Income                                  (17,600)                8,395               9,898              12,650

Preferred Dividends                               (1,404)                    -                   -                   -
     Net Income Available to Common Equity      ($19,003)               $8,395              $9,898             $12,650
                                            ------------------- --------------------- ------------------- ------------------
Adjusted EBITDA                                   $2,000               $16,000             $21,500             $26,500


             The accompanying assumptions are an integral part of the Projected Financial Information.







                                                 ZiLOG, INC.
                                PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOW
                                                  (Unaudited)


                                        ---------------------------------------------------------------
                                          Estimated      Pro Forma        Pro Forma Reorganized ZiLOG
                                        Three Months    Nine Months            Fiscal Year Ended
                                            Ended          Ended
                                          March 31,     December 31,    December 31,      December 31,
                                            2002            2002            2003              2004
                                        -------------   ------------    ------------      -------------
($ in 000s)

Operating Activities
Net Income Available to Common Equity       ($19,004)        $8,395          $9,989          $12,649
     PP&E Depreciation                         3,435          4,689           5,115            3,430
     Goodwill Amortization                       664              0               -                -
     Amortization of Restricted Stock              -          1,266           1,688            1,688
     Changes in Working Capital               (1,999)        (2,568)          2,125           (3,286)
     Changes in Other Assets & Liabilities     3,986          5,519             257
                                        -------------   ------------    ------------      -------------
Cash Flow From Operations                    (12,917)         6,263          19,083           14,481

Investing Activities
     Capital Expenditures                       (350)        (2,150)         (5,000)          (7,000)
                                        -------------   ------------    ------------      -------------
Cash Flow From Investing                        (350)        (2,150)         (5,000)          (7,000)

Financing Activities
     Borrowings/(Repayments)                       -              -               -                -
     Funding of Letters of Credit             (3,000)         1,000           2,000                -
                                        -------------   ------------    ------------      -------------
Cash From Financing                           (3,000)         1,000           2,000                -

Net Increase / (Decrease) in Cash            (16,267)         5,113          16,083            7,481
Beginning Cash and Equivalents Balance        30,707         14,440          19,552           35,635
                                        -------------   ------------    ------------      -------------
Ending Cash and Equivalents Balance          $14,440        $19,552         $36,635          $43,116
                                        -------------   ------------    ------------      -------------


             The accompanying assumptions are an integral part of the Projected Financial Information.





                  NOTES TO PROJECTED FINANCIAL STATEMENTS

1.       Summary of Significant Assumptions

         (a)      Effective Date and Plan Terms

         The Projections assume an Effective Date of March 31, 2002, with Allowed Claims and Allowed Equity Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Allowed Equity Interests. The Projections consider the ongoing operations of Reorganized ZiLOG and its proposed strategies for managing its operations. With respect to the expenses incurred as a result of the Chapter 11 case, management has assumed that ZiLOG will confirm a Chapter 11 Plan of Reorganization and emerge from bankruptcy by March 31, 2002. If ZiLOG does not emerge from Chapter 11 by March 31, 2002, additional bankruptcy expenses will be incurred until such time as a Plan of reorganization is confirmed. These expenses could significantly impact Reorganized ZiLOG's results of operations and cash flows.

         This projected financial information was prepared to show the estimated consolidated financial position, results of operations and cash flows, and capitalization of Reorganized ZiLOG following January 1, 2002. The assumptions are based on the assumptions discussed below and should be read in conjunction with the Disclosure Statement.

         The Projections included herein are:

                  1. Pro Forma Consolidated Balance Sheet of Reorganized ZiLOG as of March 31, 2002 based on current estimates through March and the projected accounting effects of the Plan's consummation and of "fresh start" accounting as promulgated by the AICPA Statement of Position 90-7 entitled "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7).

                  2. Projected Consolidated Balance Sheets of Reorganized ZiLOG as of March 31, 2002; and of Reorganized ZiLOG as of March 31, 2002; December 31, 2002; December 31, 2003; and December 31, 2004.

                  3.  Projected Consolidated Income Statements of
                      Reorganized ZiLOG for each of the three fiscal years in the period from January 1, 2002 to December 31, 2004.

                  4. Projected Consolidated Statements of Cash Flows of Reorganized ZiLOG for each of the three fiscal years in the period from January 1, 2002 to December 31, 2004.


         ZiLOG believes three years of projections is sufficient for purposes of this Disclosure Statement. ZiLOG also believes that forecasting out more than three years in a cyclical industry will likely not provide an accurate view of the business at that time. Lazard, using the projections presented herein, relied upon a linear growth rate when preparing its valuation.

         The projections have been prepared on the basis of generally accepted accounting principles consistent with those currently utilized by ZiLOG in the preparation of its consolidated financial statements except as noted in the accompanying assumptions. The Projections should be read in conjunction with the significant assumptions, qualifications, and notes set forth below and with the audited annual consolidated financial statement for the fiscal year ended December 31, 2000 and the quarterly financial statements for the fiscal quarter ended September 30, 2001.

         (b) Reorganized ZiLOG's Business

         Reorganized ZiLOG will continue to operate as a designer, manufacturer and marketer of semiconductor micro-logic devices in the growing communications and embedded controls markets. Reorganized ZiLOG will have approximately 900 full-time employees. All major management decisions concerning manufacturing, advertising, capital expenditures, human resource policies and other matters will be made centrally from the Reorganized ZiLOG executive offices in San Jose, California.

         (c) Strategic and Operational Improvements

         Key operational improvements encompassed in these Projections include:

o Reorganized ZiLOG will continue to improve and develop its corporate infrastructure in order to more effectively and efficiently operate its business. Inefficient and/or redundant overhead structures will be eliminated with corresponding cost savings.

o These corporate infrastructure improvements will be focused within the following functional areas: Manufacturing, Research and Development, and Sales and Marketing.

o ZiLOG will cease production in its MOD III fabrication facility on or about January 27, 2002 and will subsequently manufacture its products in its MOD II facility in Nampa, Idaho or at other qualified foundry production facilities. The result will be a significant reduction in manufacturing overhead costs and should significantly improve the profitability of Reorganized ZiLOG based on anticipated revenue levels in fiscal years 2002 through 2004.

o Reorganized ZiLOG will continue its program to move towards a fab-less operating model.

         (d) Consolidation

         The Projections include Reorganized ZiLOG and its consolidated subsidiaries.

         (e) Revenue Assumptions

         Revenue growth has been developed by line of business. Fiscal years 2002 and 2003 reflect the ZiLOG Business Plan and were developed through a bottom-up budgeting approach. Fiscal year 2004 has been projected using fiscal year 2003 as a base. The Projections are based upon the following key assumptions:

o No material loss of contracts due to ZiLOG's current financial situation and resulting bankruptcy filing.

o Certain product lines, including TV and Peripherals, will be "harvested." It is currently expected that there will be no significant research and development or sales and marketing expenditures incurred to maintain these products at a competitive state in the market place, thus these products will be discontinued after their earning power is exhausted.

o Development of certain product lines, including ZCC and CarteZian, will be discontinued. The projections show no revenue contribution from these products.

o No significant revenue growth in any product lines except eZ80 processors and IrDA transceivers.

         (f) Gross Margin

         In the past 12 months, ZiLOG's revenue and profitability have declined substantially. The decreased revenue base has made it difficult for ZiLOG to cover the fixed costs associated with its manufacturing facilities. ZiLOG has determined that the operation of two fabrication facilities in an industry as cyclical as the semiconductor market is imprudent. In July, ZiLOG announced that it will be closing MOD III and migrating certain products to MOD II and external foundries. This operational restructuring is expected to enable ZiLOG to reach a gross margin of approximately 45% and based on higher revenue levels and continued cost improvements may enable Reorganized ZiLOG to exceed these levels in the future.

                  (g) Other Cost Reduction Programs

         In January 2002, ZiLOG negotiated a lease buy-out on its Headquarters facility in Campbell, California for a cash cost of $2.7 million. ZiLOG has leased a smaller facility in San Jose, California and will move on or about January 25, 2002. ZiLOG expects to pay the buy-out in January, 2002, and forecasts that it will realize $5 million per year in annual savings. These savings have been reflected in the forecast expenditures for R&D and S,G&A beginning in February, 2002.

                  (h) Research and Development

         Research and Development expenses are expected to be $21.4 million or 13.8% of sales in FY 2002. The Company's R&D efforts are concentrated in Z8 microcontrollers, EZ80 microprocessors, IR remote control products and IRDA trans-ceivers. R&D expenditures are expected to remain relatively constant in fiscal years 2002 through 2004.

                  (i) Sales, Marketing, General & Administrative (S,G&A)

         S,G&A expenses are expected to be $33.3 million or 21.5% of revenue in FY 2002 on a reduced revenue base, this is expected to save ZiLOG approximately $10 million as compared to fiscal year 2001. These savings are a result of significant overhead cuts made by the Company including: 1) reduction in senior management, 2) elimination of manufacturer's representatives, 3) headcount reductions, 4) project cancellations and 5) movement of ZiLOG's headquarters facility in January, 2002. S,G&A expenditures are expected to remain relatively constant in fiscal years 2002 through 2004. .

                  (j) Amortization of Restricted Stock

         Under the Plan, management is to be granted restricted stock representing 7.5% of the equity of Reorganized ZiLOG. The stock will vest one-fourth upon emergence, and one-fourth on each anniversary thereafter for the next three years. For the purpose of this analysis, Reorganized ZiLOG is assumed to expense the stock options on a monthly basis.

                  (k) Restructuring Costs

         Restructuring costs are primarily related to the cost of the Chapter 11 proceedings and related restructuring efforts and one-time charges associated with the operational restructuring of the business.

                  (l) Interest Expense

         The Projections include interest expense of approximately $1 million each fiscal year, primarily relating to the exit facility, net of interest income earned on the Company's cash balance.

                  (m) Income Taxes

         The projected provisions for income taxes have been calculated in accordance with FASB Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Combined federal and state income tax rates of 25% and 40% have been assumed in calculating the income taxes to be paid for the years ended December 31, 2003 and 2004, respectively.

                  (n) Adjusted EBITDA

         Adjusted EBITDA is calculated as Earnings before Interest, Taxes, PP&E Depreciation, Goodwill Amortization, Amortization of Restricted Stock, and Restructuring Costs.

                  (o) Capital Expenditures

         The projections assume aggregate capital expenditures of $3 million, $5 million and $7 million for fiscal years 2002, 2003 and 2004, respectively. These amounts are estimated to be sufficient to finance investment requirements under ZiLOG's new operating model.

                  (p) Accounts Payable

         These projections contemplate trade credit terms of approximately 45 days outstanding with respect to trade payables as of the Effective Date.


2.       Significant Balance Sheet Adjustments

         A. The confirmation and consummation will be accomplished according to the terms of the term sheet agreement between ZiLOG and the informal group of senior secured noteholders.

         B. "Fresh start" accounting adjustments have been made to reflect the estimated adjustments necessary to adopt "fresh start" reporting in accordance with SOP 90-7. "Fresh start" reporting requires that the reorganization value of Reorganized ZiLOG be allocated to its assets in conformity with Accounting Principles Bulletin ("APB") Opinion No. 16, "Business Combinations," for transactions reported on the basis of the purchase method. Any reorganization value greater than the fair value of specific tangible or identified intangible assets is to be allocated to the non-current tangible asset account Reorganization Goodwill. The reorganization value used in preparing the Pro Forma Consolidated Balance Sheet of Reorganized ZiLOG as of March 31, 2002 was assumed to be $90 million.

         The reorganization value is subject to adjustment to reflect any fluctuation in these Projections on which the valuation is based. The allocation of the reorganization value to individual assets and liabilities is subject to change after the Effective Date and could result in material differences to the allocated values estimated in these Projections.

         C. The significant "fresh start" accounting adjustments are summarized as follows:

o Land, property and equipment, including property under capital leases, are adjusted based upon the estimated fair value of property. The estimated fair value for the property is preliminary and may be revised after consummation. Changes in estimated fair value will not affect Reorganized ZiLOG's cash flow projections.

o Reorganization goodwill represents the excess of equity value over the fair value of tangible net assets at the Effective Date. In the accompanying pro forma financial statements, reorganization goodwill is assumed to have an indefinite life and therefore no amortization has been recorded. In connection with the reorganization, ZiLOG will obtain an independent valuation to determine what, if any, portion of the excess of equity value over the fair value of tangible net assets should be expensed or amortized over a finite useful life. Accordingly, ZiLOG's financial position and results of operations could be materially different from the pro forma figures presented herein.


3.       Long-term Debt and Exit Financing

         Pursuant to the Plan, Reorganized ZiLOG will incur long-term debt in the form of an exit facility in the amount of approximately $13 million.